Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION

OF

First American Financial Corporation

(a Delaware corporation)

(Pursuant to Section 245 of the General Corporation Law of the State of Delaware)

First American Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was January 14, 2008.

SECOND: This Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware, and it restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as theretofore amended and supplemented, and there is no discrepancy between the provisions of the Corporation’s Certificate of Incorporation as therefore amended and supplemented and the provisions of this Restated Certificate of Incorporation.

THIRD: The text of the Certificate of Incorporation of the Corporation is hereby integrated and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is First American Financial Corporation.

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 300,500,000, of which 300,000,000 shall be designated as Common Stock, par value $0.00001 per share (the “Common Stock”), and 500,000 shall be designated as Preferred Stock, par value $0.00001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Voting. Each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

(ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(viii) any other relative rights, preferences and limitations of such series.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of such directors then in office.

Section 5.2 Classification.

(a) Other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof:

(1) From the effectiveness of the certificate of amendment first inserting this sentence until the election of directors at the 2027 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into three classes of directors, Class I, Class II and Class III, with the directors in Class I having a term expiring at the 2029 annual meeting of stockholders, the directors in Class II having a term expiring at the 2027 annual meeting of stockholders and the directors in Class III having a term expiring at the 2028 annual meeting of stockholders.

(2) Commencing with the election of directors at the 2027 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into two classes of directors, Class I and Class III, with the directors in Class III having a term that expires at the 2028 annual meeting of stockholders and the directors in Class I having a term that expires at the 2029 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2027 annual meeting of stockholders, were members of Class II (and whose terms expire at the 2027 annual meeting of stockholders) shall be elected to Class III; the Class III directors who, immediately prior to the 2027 annual meeting of stockholders, were members of Class III and whose terms were scheduled to expire at the 2028 annual meeting of stockholders shall be assigned by the Board of Directors to Class III for a term expiring at the 2028 annual meeting of stockholders; and the directors who, immediately prior to the 2027 annual meeting of stockholders, were members of Class I and whose terms were scheduled to expire at the 2029 annual meeting of stockholders shall be assigned by the Board of Directors to Class I for a term expiring at the 2029 annual meeting of stockholders.

(3) Commencing with the election of directors at the 2028 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into one class of directors, Class I, with the directors in Class I having a term that expires at the 2029 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2028 annual meeting of stockholders, were members of Class III (and whose terms expire at the 2028 annual meeting of stockholders) shall be elected to Class I for a term that expires at the 2029 annual meeting of stockholders, and the directors who, immediately prior to the 2028 annual meeting of stockholders, were members of Class I and whose terms were scheduled to expire at the 2029 annual meeting of stockholders shall be assigned by the Board of Directors to Class I for a term expiring at the 2029 annual meeting of stockholders.

(4) From and after the election of directors at the 2029 annual meeting of stockholders, the Board of Directors shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2029 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

Each director elected at any annual meeting of stockholders shall hold office until such director’s successor shall have been elected and qualified.

(b) Unless otherwise required by law, in the event of any increase or decrease in the authorized number of directors at any time when the Board of Directors is divided into a class or classes, each director then serving as a member of a class of directors shall continue as a director of the class of which he or she is a member until the expiration of the director’s term or the director’s earlier death, disqualification, resignation or removal. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, each newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, pursuant to Section 223 of the DGCL. Any director elected to fill a newly created directorship that results from an increase in the number of directors or a vacancy shall hold office: (1) if, at the time of such director’s election, the Board of Directors is classified pursuant to Section 1(a) of this Article V, for the remainder of the full term of the class of directors in which the new directorship or vacancy was created or (2) if, at the time of such director’s election, the Board of Directors has ceased to be classified pursuant to Section 1(a) of this Article V, for a term expiring at the next annual meeting of stockholders, and, in each case, until the director’s successor is duly elected and qualified, or until the director’s earlier death, disqualification, resignation or removal.

(c) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, (1) prior to the time at which the Board of Directors ceases to be classified pursuant to Section 1(a) of this Article V, directors may be removed only for cause and (2) from and after the time at which the Board of Directors ceases to be classified pursuant to Section 1(a) of this Article V, any director may be removed with or without cause.

(d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

Section 5.4 Election.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI
STOCKHOLDER ACTION

No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, or by the Chairman of the Board of Directors or the Chief Executive Officer with the concurrence of a majority of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII
EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX
AMENDMENT

Section 9.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

Section 9.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or adopt any provision inconsistent with, any Bylaw of the Corporation.

ARTICLE X
LIABILITY OF DIRECTORS

Section 10.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE XI

LIABILITY OF OFFICERS

Section 11.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer of the Corporation.

Section 11.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of an officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on this 14th day of May, 2026.

By: /s/ Lisa W. Cornehl

Name: Lisa W. Cornehl

Title: Senior Vice President, Chief Legal Officer